Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Argyle Security, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-126569) and related Prospectus of Argyle Security, Inc., pertaining to the registration of 4,075,046 shares of its common stock and 187,500 common stock purchase warrants, of our report dated February 3, 2006, relating to the consolidated financial statements of Argyle Security, Inc., which appears in this Annual Report on Form 10-K.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

March 31, 2008